UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 6, 2006

Odyne Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-130768	13-4050047
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

89 Cabot Court, Suite L, Hauppauge, NY 11788
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 750-1010

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On December 6, 2006, we completed a second closing of the private placement of securities initially reported in our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 18, 2006, and further reported in our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 23, 2006, and amended on October 24, 2006, October 31, 2006, November 22, 2006 and December 6, 2006. In the second closing, we sold a total of 2,367 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006.  Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time.  Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through December 4, 2010, subject to redemption provisions based on the trading price of our common stock.  The investment in the second closing is subject to the same terms as the first closing described in the October 18, 2006 Form 8-K, as amended, and the exhibits to that Form 8-K and the descriptions of the exhibits in that Form 8-K are incorporated herein by reference.

The placement agent and selected dealers in the private placement received an aggregate of $168,359.70 in cash placement fees and warrants to purchase 252,603 shares of our common stock in connection with the second closing of the private placement.  The warrants have an exercise price of $.75 per share, have a cashless exercise provision, have registration rights that are the same as those afforded to investors in the private placement and are otherwise identical to the warrants issued to investors in the private placement.

The shares of our series A convertible preferred stock and warrants issued in the private placement were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933.  None of the series A convertible preferred stock or warrants, or shares of our common stock underlying such preferred stock and warrants, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Following the second closing of the private placement, we had 25,203,653 shares of common stock outstanding, inclusive of 7,203,653 shares issuable upon the conversion of our series A convertible preferred stock.  We also had outstanding warrants to purchase a total of 4,378,118 shares of our common stock, at exercise prices of $.75 or $1.00, and outstanding stock options to purchase a total of 505,000 shares of our common stock, at an exercise price of $.75 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYNE CORPORATION

Date:  December 12, 2006

By: /s/ Joshua A. Hauser

Joshua A. Hauser

President and Chief Operating Officer